UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

Planet Technologies, Inc.

(Formerly known as “Planet Polymer Technologies, Inc.”)
 (Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)

6835 Flanders Drive, Suite 100
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 457-4742

☐ Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01.FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE

Item 9.01. Financial Statements and Exhibits.

On December 6, 2004, Planet Technologies, Inc. (“Planet”), via the filing of a Form 8-K, reported the completion of the Asset Purchase Agreement between Planet and Allergy Free, LLC (“Allergy Free”), wherein Planet acquired all of the assets of Allergy Free.

The contents of this Amendment to the December 6, 2004 Form 8-K are provided in order to comply with the financial reporting requirements of 17 CFR § 210 et seq.

Financials Per Item 9.01

Report of Independent Registered Public Accounting Firm

To the Common Members
Allergy Free, LLC

We have audited the accompanying balance sheets of Allergy Free, LLC as of December 31, 2003 and 2002, and the related statements of operations and members’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allergy Free, LLC as of December 31, 2003 and 2002, and its results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has experienced recurring net losses resulting in a members’ deficiency of $2,929,138. In addition, the Company has a working capital deficiency of $632,645 as of December 31, 2003. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

San Diego, California
April 8, 2004, except for Note 11 as
to which the date is October 6, 2004

ALLERGY FREE, LLC
BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Current assets:
Cash and equivalents	$128,005	$70,158
Accounts receivable, less allowance for doubtful accounts of $500	6,758	2,562
Inventory	84,140	120,783
Other current assets	11,721	37,211

Total current assets	230,624	230,714
Property and equipment, net	185,297	275,299

Totals	$415,921	$506,013

LIABILITIES AND MEMBERS’ DEFICIENCY
Current liabilities:
Current portion of notes payable	$227,818	$320,000
Advance from related party	65,000
Accounts payable	92,454	136,740
Accrued expenses	276,551	290,047
Interest payable	201,446	69,229

Total current liabilities	863,269	816,016
Notes payable, net of current portion	219,390
Notes payable – investors	2,262,400	2,045,000

Total liabilities	3,345,059	2,861,016
Commitments
Members’ contributions	0	0
Members’ deficiency	(2,929,138)	(2,355,003)

Totals	$415,921	$506,013

See Notes to Financial Statements

ALLERGY FREE, LLC
STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIENCY
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Sales	$2,258,213	$3,787,164
Cost of sales	756,513	1,255,038

Gross profit	1,501,700	2,532,126

Operating expenses:
Selling	1,296,206	2,265,974
General and administrative expenses	586,217	638,415

Totals	1,882,423	2,904,389

Loss from operations	(380,723)	(372,263)

Other income (expense):
Gain on sale of assets	2,050	1,550
Other expense	(6,000)	(6,000)
Interest income	27	8,641
Interest expense	(189,489)	(161,470)

Totals	(193,412)	(157,279)

Net loss	(574,135)	(529,542)
Members’ deficiency, beginning of year	(2,355,003)	(1,825,461)

Members’ deficiency, end of year	$(2,929,138)	$(2,355,003)

See Notes to Financial Statements

ALLERGY FREE, LLC
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Operating activities:
Net loss	$(574,135)	$(529,542)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	95,979	102,454
Gain on sale of assets	(2,050)	(1,550)
Changes in operating assets and liabilities:
Accounts receivable	(4,196)	7,728
Inventory	36,643	107,413
Other current assets	25,490	(20,855)
Interest payable	132,217	48,207
Accounts payable	192,651	(33,880)
Accrued expenses	(13,496)	(77,370)

Net cash used in operating activities	(110,897)	(397,395)

Investing Activities:
Purchases of property and equipment	(10,927)	(46,708)
Proceeds from sale of property and equipment	7,000	8,554
Final payment for acquisitions of company		(640,000)

Net cash used in investing activities	(3,927)	(678,154)

Financing activities:
Advance from related party	65,000
Proceeds from note payable	80,435	320,000
Principal payment of notes payable	(190,164)
Proceeds from issuance of notes payable – investors	217,400	170,000

Net cash provided by financing activities	172,671	490,000

Net increase (decrease) in cash and cash equivalents	57,847	(585,549)
Cash and cash equivalents, beginning of year	70,158	655,707

Cash and cash equivalents, end of year	$128,005	$70,158

Supplementary disclosure of cash flow data:
Interest paid	$57,272	$113,263

Supplementary disclosure of non-cash financing activity:
Account payable converted to note payable	$236,937

See Notes to Financial Statements

ALLERGY FREE, LLC
NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of activities and summary of significant accounting policies:

Nature of activities and organization:

Allergy Free, LLC (the “Company”) was established to acquire certain assets and liabilities of Allergy Free L.P. The Company is a limited liability company registered in the State of California that designs, markets and manufactures allergen-reducing products. The Company’s products are sold throughout North America.

The liability of the Company’s members (the “Member”) is limited to those stated in the LLC Operating Agreement or to those stated in other agreements to which each Member is a party. The Company shall be dissolved as of the earlier of the following: (a) a judicial dissolution pursuant to Section 17351 of the Corporations Code, (b) the manager elects to dissolve the Company, (c) the sale or other liquidation of all or substantially all of the assets of the Company, or (d) on September 30, 2025, unless extended by vote of Members.

Basis of presentation:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Successful transition to profitable operations is dependent upon obtaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in a members’ deficiency of $2,929,138 and a working capital deficiency of $632,645 as of December 31, 2003. Management intends to continue to finance operations primarily through its potential ability to generate cash flows from equity offerings following its merger with a public company (see Note 10). However, there can be no assurance that the Company will be able to obtain such financing or internally generate cash flows, which may impact the Company’s ability to continue as a going concern. The accompanying balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the potential inability of the Company to continue as a going concern.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

ALLERGY FREE, LLC
NOTES TO FINANCIAL STATEMENTS

Cash and cash equivalents:

The Company maintains its cash in bank deposit accounts at various financial institutions. Highly – liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. The balances, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Inventory:

Inventory primarily consists of finished products which include all direct costs, such as labor and materials, and those indirect costs which are related to production, such as indirect labor, supplies, rent and depreciation costs. Raw materials are stated at the lower of costs (first-in, first-out) or market value. Inventory is reduced by provisions for excess and slow moving commensurate with known or estimated exposures.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from two to ten years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the related lease.

Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were $263,935 and $1,190,924 in 2003 and 2002, respectively.

Revenue recognition:

The Company recognizes revenue from product sales upon shipment of goods, with a provision for estimated returns recorded at that time. In addition, a provision for potential warranty claims is provided for at the time of sale, based on warranty terms and the Company’s prior experience.

The Company sells most of its products on a prepaid basis. Once the credit payment has been verified, the Company ships the products. Limited terms are extended to selected customers. Credit is extended for a 30-day term. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

Income taxes:

The Company is not a tax paying entity for federal income tax purposes, and thus no income tax expense has been recorded in the financial statements. Income of

ALLERGY FREE, LLC
NOTES TO FINANCIAL STATEMENTS

the Company is taxed to the members in their respective returns. However, in the State of California, limited liability companies are subject to an annual fee based on the gross income of the company. This amount is included in other expenses.

Valuation of long-lived assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Note 2 - Inventory:

     Inventory as of December 31, 2003 and 2002 consists of the following:

	2003	2002
Raw materials	$26,702	$70,810
Work in process	4,295	6,275
Finished goods	53,143	43,698

Totals	$84,140	$120,783

Note 3 - Property and equipment:

     Property and equipment as of December 31, 2003 and 2002 consists of the following:

	2003	2002
Furniture and fixtures	$264,615	$264,715
Machinery and equipment	82,868	96,368
Computer equipment	66,218	51,132
Leasehold improvements	70,478	74,537

	484,179	486,752
Less accumulated depreciation and amortization	298,882	211,453

Totals	$185,297	$275,299

Note 4 - Warranty reserves:

The Company accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The air filters produced and sold by the Company carry a ten-year warranty. The Company assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. The warranty liability is included in accrued

ALLERGY FREE, LLC
NOTES TO FINANCIAL STATEMENTS

liabilities in the accompanying financial statements. As of December 31, 2003, the warranty accrual was $130,961. The majority of the warranty accrual relates to products that were sold prior to the Company’s acquisition of Allergy Free L.P. in November 2000. As part of the asset purchase agreement, the Company is obligated to provide the warranty coverage on these products through their original warranty period. Changes in the Company’s warranty liability were as follows:

	2003	2002
Warranty accrual, beginning of year	$130,961	$124,818
Warranties issued during the year	4,445	8,729
Adjustments to preexisting accruals	(3,745)
Actual warranty expenditures	(700)	(2,586)

Warranty accrual, end of year	$130,961	$130,961

Note 5 - Notes payable:

Notes payable at December 31, 2003 and 2002 consists of the following:

	2003	2002
Non-interest bearing promissory note issued to a vendor, due in May 2004 with interest imputed at 5%	$98,725
Line of credit with a financial institution restructured to a term loan in 2003, due in July 2006, in monthly installments of $12,085 with interest rate at the banks’ index rate plus 1.5% (5.5% at December 31, 2003)	348,483	$320,000

	447,208	320,000
Less current portion	227,818	320,000

Long-term portion	$219,390	$—

Principal payments on the above obligations in each of the years subsequent to December 31, 2003 are as follows:

Year Ending December 31	Amount
2004	$227,818
2005	136,590
2006	82,800

Total	$447,208

ALLERGY FREE, LLC
NOTES TO FINANCIAL STATEMENTS

Note 6 - Investors’ notes payable:

The Company obtained five separate rounds of funding from a group of investors over the last four years to finance the original acquisition of Allergy Free L.P. and support the operations of the Company. The promissory notes (“Notes”) were issued with convertible preferred membership shares to the investors. The number of preferred shares issued was equal to the product of 1.3 times the principal amount of the Notes. The conversion features of these preferred shares are described in Note 7. Since all existing common membership shares were issued at zero value, the convertible preferred shares issued were also accounted for at zero value.

Investors’ notes payable at December 31, 2003 and 2002 consisted of the following:

	2003	2002
Investors’ notes payable with interest at 8%, due on December 1, 2010	$1,500,000	$1,500,000
Investors’ notes payable with interest at 8%, due on December 15, 2011	375,000	375,000
Investors’ notes payable with interest at 8%, due on September 1, 2012	115,000	115,000
Investors’ notes payable with interest at 8%, due on January 2, 2013	55,000	55,000
Investors’ notes payable with interest at 8%, due on October 1, 2013	217,400

Totals	$2,262,400	$2,045,000

Note 7 - Members’ equity:

Members have made no contributions to equity of the Company. The Company was capitalized through the investor notes payable described in Note 6. Holders of investor notes payable are entitled to payment of principal and interest on their investor notes prior to any distribution with respect to membership interests. Membership interest of the Company consists of two classes: preferred shares and common shares, holders of which are referred to as preferred class members and common class members. The LLC Operating Agreement stipulates the following membership interest, voting rights and allocation of the Company’s profit and losses.

The preferred shares shall automatically convert to common shares upon each payment of principal on the Notes. The number of preferred shares that will convert on a principal payment shall be determined based upon the ratio that the amount of principal paid bears to the original principal amount of the Note. Each five and two-tenths preferred shares that automatically converts shall convert into one common share. In the event that the Notes have not been paid in full on or before five years after the date issued, the preferred shares relating to such Notes, which have not automatically converted, shall be convertible into common shares

ALLERGY FREE, LLC
NOTES TO FINANCIAL STATEMENTS

at the option of the holder of the preferred shares by written notice to the Company at the rate of one common share for each preferred share.

Membership interests have voting rights and share in the Company’s net income, if any, and losses.

The net losses of the Company are allocated as follows: First, until each member’s capital account balance is zero, net losses shall be allocated to the members with positive capital account in accordance with their respective percentage interests. Thereafter, net losses shall be allocated to the members in accordance with their respective percentage interests.

The net income of the Company, if any, will be allocated as follows: First, to the members to the extent of cumulative net losses attributable to operations allocated to each member for all years prior to the allocation of such net income. Second, to the members pro rata based upon their percentage interests.

At December 31, 2003 and 2002, there were 1,730,000 and 1,610,000 common membership interests available and issued, respectively.

At December 31, 2003 and 2002, there were 2,941,120 and 2,658,500 preferred membership interest available and issued, respectively.

Note 8 - Stock-based compensation:

As of December 31, 2003, the Company granted an aggregate of 120,000 common share membership interests as incentive compensation to certain employees. Employee membership interests vest over a four-year period so long as the employee remains affiliated with the Company. Employee members’ affiliation with the Company includes performance of services for the Company. The vesting schedule for the employee members’ interests is 25% after one year from the date of issuance and 1/48th of the total per month for years 2 through 4.

Neither preferred shareholders nor common shareholders have ever contributed any capital to the Company. Additionally, there is no active market for the trading of membership shares and the Company has never earned a profit. Therefore, all shareholders have zero or negative capital account balances. Since in a liquidation of the assets of the Company the shareholders would not receive anything for their interests, until the Company has earnings, no value has been attributed to the common shares granted to the employees. Hence no incentive compensation was expensed in conjunction with the issuance of these common shares.

Note 9 - Commitments:

License agreements

The Company has a license agreement with a third party for use of its design to manufacture air filters. The license agreement provides for royalty payments

ALLERGY FREE, LLC
NOTES TO FINANCIAL STATEMENTS

based on a percentage of net sales of certain products. The term of the license agreement is the longer of (i) the life of the licensed patent or (ii) ten years from date of first commercial sale of the product. Royalty expenses under the license agreement were $25,712 and $43,920 in 2003 and 2002, respectively.

Operating leases

The Company has entered into operating leases for office space and office equipment. The office space lease agreements provide for extensions of the leases. Total rent expense for all operating leases was $136,049 and $175,214 in 2003 and 2002, respectively.

Minimum future payments under the operating leases in years subsequent to December 31, 2003 are as follows:

Year Ending December 31	Amount
2004	$154,307
2005	56,898

Total	$211,205

Note 10- Related party transactions:

During 2003, the Company received advances from a related party, which bear interest at 5.5% per annum with no fixed repayment terms. As of December 31, 2003, the accrued and unpaid interest on the advance was insignificant.

The Company also leases office space from the related party. Rent expense relating to this lease amounted to $15,602 and $7,000 in 2003 and 2002, respectively.

Note 11- Subsequent event:

On March 18, 2004, the Company entered into an Asset Purchase Agreement with Planet Polymer Technologies, Inc. (“Planet”) as amended June 11, 2004 and October 6, 2004, in which Planet will acquire all of the assets and assume certain of the liabilities of the Company for a consideration of approximately $274,300 in the form of a subordinated convertible note plus 82,732,970 shares of Planet’s common shares. Since the Members of the Company will receive the majority of the voting shares of Planet, the current president of the Company will become the president of Planet and since representatives of the Company will hold three of the five seats on Planet’s Board of Directors, the merger will be accounted for as a recapitalization of the Company, whereby the Company will be the accounting acquirer (legal acquiree) and Planet will be the accounting acquiree (legal acquirer). The acquisition is expected to be completed in 2004 and will be accounted for using the purchase method.

ALLERGY FREE, LLC
CONDENSED BALANCE SHEET
SEPTEMBER 30, 2004
(UNAUDITED)

ASSETS
Current assets:
Cash and cash equivalents	$32,670
Accounts receivable, less allowance for doubtful accounts of $500	6,705
Inventory	21,603
Other current assets	7,852

Total current assets	68,830

Property and equipment, net	117,392
Deferred acquisition costs	21,886

Total	$208,108

LIABILITIES AND MEMBERS’ DEFICIENCY

Current liabilities:
Current portion of note payable	$129,093
Advance from related party	185,000
Accounts payable	219,776
Accrued expenses	377,261
Interest payable	346,847

Total current liabilities	1,257,977

Note payable, net of current potion	134,504
Investors’ notes payable	2,337,400

Total liabilities	3,729,881

Commitments

Members’ deficiency	(3,521,773)

Total	$208,108

See Notes to Condensed Financial Statements

ALLERGY FREE, LLC
CONDENSED STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIENCY
NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

	2004	2003
Sales	$978,471	$1,855,844
Cost of sales	347,451	588,778

Gross profit	631,020	1,267,066

Operating expenses:
Selling	489,569	1,110,588
General and administrative expenses	572,388	434,501

Totals	1,061,957	1,545,089

Loss from operations	(430,937)	(278,023)

Other expenses:
Other expense	(4,500)	(4,500)
Interest expense	(157,198)	(139,036)

Totals	(161,698)	(143,536)

Net loss	(592,635)	(421,559)

Members’ deficiency, beginning of period	(2,929,138)	(2,355,003)

Members’ deficiency, ending of period	$(3,521,773)	$(2,776,562)

See Notes to Condensed Financial Statements

ALLERGY FREE, LLC
CONDENSED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

	2004	2003
Operating activities:
Net loss	$(592,635)	$(421,559)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,542	72,542
Changes in operating assets and liabilities:
Accounts receivable	53	(6,546)
Inventory	62,537	25,632
Other current assets	3,869	23,453
Accounts payable	127,322	113,208
Accrued expenses	100,710	(41,526)
Interest payable	145,401	87,402

Net cash used in operating activities	(87,201)	(147,394)

Investing activities - proceeds from sale of property and equipment	2,364	4,160

Financing activities:
Advance from related party	120,000	40,000
Proceeds from note payable		80,000
Principal payments of notes payable	(183,612)	(20,816)
Proceeds from issuance of investors’ notes payable	75,000
Deferred acquisition costs	(21,886)

Net cash provided by (used in) financing activities	(10,498)	99,184

Net decrease in cash and cash equivalents	(95,335)	(44,050)

Cash and cash equivalents, beginning of period	128,005	70,158

Cash and cash equivalents, end of period	$32,670	$26,108

Supplemental disclosures of cash flow data:
Cash paid for interest	$11,798	$51,625

Supplemental disclosure of non-cash operating and financing activities:
An account payable converted to a note payable		$157,960

See Notes to Condensed Financial Statements

ALLERGY FREE, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS

1.	Basis of Presentation

     In management’s opinion, the accompanying unaudited condensed financial statements of Allergy Free, LLC (“Allergy Free” or the “Company”) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. However, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

     In management’s opinion, all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2004, are not necessarily indicative of results that may be expected for the year ending December 31, 2004. For additional information, refer to the Company’s financial statements and notes thereto for the year ended December 31, 2003, contained in the Company’s audited financial statements for the fiscal year ended December 31, 2003, appearing elsewhere in this registration statement.

2.	Liquidity and Capital Resources

     The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. For the nine months ended September 30, 2004 the Company incurred a loss of $592,635. As of September 30, 2004, the Company had a working capital deficiency of $1,189,147 and an accumulated members’ deficiency of $3,521,773. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Successful transition to profitable operations will be dependent upon obtaining a level of sales adequate to support the Company’s cost structure. Management intends to continue to finance operations primarily through debt and/or equity financing and internally generated cash flows through a merger with a public company, (see Note 6). However, there can be no assurance that the Company will be able to obtain such financing or internally generate cash flows, which may impact the Company’s ability to continue as a going concern. The accompanying condensed balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.	Income taxes

     The Company is not a tax paying entity for federal income tax purposes, and thus no income tax expense has been recorded in the financial statements. Income of the Company is taxed to the members in their respective returns. However, in the State of California, limited liability companies are subject to an annual fee based on the gross income of the company. This amount is charged to other expenses.

ALLERGY FREE, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS

4.	Note payable

     Note payable at September 30, 2004 consists of a term note with a financial institution, due in July 2006, payable in monthly installments of $12,085 with interest at the bank’s index rate plus 1.5%. The outstanding balance of this note at September 30, 2004 was $263,597.

5.	Investors’ notes payable

     The Company obtained five separate rounds of funding from a group of investors over the last four years to finance the original acquisition of Allergy Free L.P. and support the operations of the Company. The promissory notes (the “Notes”) were issued with convertible preferred membership shares to the investors. The number of preferred shares issued was equal to the product of 1.3 times the principal amount of the Notes. The conversion features of these preferred shares are described in Note 7 of the December 31, 2003 audited financial statements appearing elsewhere in this registration statement. Since all existing common membership shares were issued at zero value, the convertible preferred shares issued were also accounted for at zero value.

6. Acquisition

     On March 18, 2004, the Company entered into an Asset Purchase Agreement with Planet Polymer Technologies, Inc. (“Planet”) in which Planet will acquire all assets of and assume certain of the liabilities of the Company for a consideration of approximately $2,817,500 and 81% of Planet’s issued and outstanding common shares. Since the Company will receive the majority of the voting shares of Planet upon completion of the transaction, the merger will be accounted for as a reverse acquisition whereby the Company will be the accounting acquirer and Planet the accounting acquiree. The acquisition was completed on November 30, 2004 and will be accounted for using the purchase method.

INTRODUCTION TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

     On March 22, 2004, Planet Polymer Technologies, Inc. (“Planet”) and Allergy Free, L.L.C. (“Allergy”) announced that on March 18, 2004, they had entered into an Asset Purchase Agreement (the “Agreement”) further amended on June 11, 2004 and October 6, 2004, in which Planet acquired all assets of and assumed certain of the liabilities of Allergy for which Planet provided the following consideration: a subordinated note in the principal amount of $274,300 bearing interest at 5.5% per annum and due and payable within three years and 82,732,970 shares of common stock of Planet. As a result, after the closing of the Agreement, the stockholders of Allergy own approximately 92.7% of the voting shares of Planet. Since the stockholders of Allergy received the majority of the voting shares of Planet, the current president of Allergy became the president of the Company and since representatives of Allergy hold three of the five seats on the Company’s Board of Directors, the merger was accounted for as a recapitalization of Allergy, whereby Allergy was the accounting acquirer (legal acquiree) and Planet was the accounting acquiree (legal acquirer).

     Immediately prior to the closing, Planet distributed to a trustee for the benefit of Planet shareholders of record as of September 30, 2004, the right to receive all royalties payable to Planet pursuant to those certain sale and licensing agreements between Planet and Agway, Inc., related to Planet’s Fresh Seal® and Optigen® technology and that certain purchase, sale and license agreement between Planet and Ryer Enterprises, LLC, relating to Planet’s AQUAMIM® technology. Accordingly, at the closing, Planet was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3. Therefore, the transaction was accounted for as a recapitalization of Allergy. This transaction is equivalent to Allergy issuing stock for the net liabilities of Planet, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic carrying values of the assets and liabilities. Additionally, any direct costs of the transaction are charged to equity, but only to the extent of Planet’s cash. Costs in excess of cash received are charged to expense.

     The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2003 and the nine months ended September 30, 2004, combine the historical statements of operations of Allergy and Planet giving effect to the merger as if it had been consummated on January 1, 2003. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheet of Allergy and the historical balance sheet of Planet, giving effect to the merger as if it had been consummated on September 30, 2004.

     You should read this information in conjunction with the:

•	accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	separate historical financial statements of Allergy as of and for the years ended December 31, 2003 and 2002, included in this document;

•	separate historical financial statements of Planet as of December, 31, 2003 and for the years ended December 31, 2003 and 2002, included in this document.

•	separate historical unaudited condensed financial statements of Allergy as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003, included in this document.

•	separate historical unaudited condensed financial statements of Planet as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003, included in this document.

We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on September 30, 2004 or on January 1, 2003. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2004

		Planet
	Allergy	Polymer	Pro Forma
	Free	Technologies	Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$32,670	$75,557			$108,227
Accounts receivable	6,705				6,705
Inventory	21,603				21,603
Prepaid expenses	7,852	4,295			12,147

Total current assets	68,830	79,852			148,682

Property and equipment	117,392				117,392
Patents, trademarks and license agreements		142,271	$(142,271	)a	—
Deferred acquisition costs	21,886		(21,886	)b	—

Total Assets	$208,108	$222,123	$(164,157)		$266,074

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCES SHEET

SEPTEMBER 30, 2004

		Planet Polymer	Pro Forma
	Allergy Free	Technologies	Adjustments		Pro Forma
LIABILITIES AND SHAREHOLDERS’/ MEMBERS’ DEFICIENCY
Liabilities:
Accounts payable	$219,776	$247,779	$78,114	b	$545,669
Interest payable	346,847		(346,847)	c

Accrued expenses	377,261				377,261
Current portion of notes payable	129,093		(129,093)	c
Advance from related party	185,000				185,000

Total current liabilities	1,257,977	247,779	(397,826)		1,107,930
Long-term debt	2,471,904		274,300	e	274,300
			(2,471,904)	c

Total liabilities	3,729,881	247,779	(2,595,430)		1,382,230

Shareholders’/members’ deficiency:
Common stock		11,678,241	(11,678,241)	d	2,405,617
			2,405,617	g

Additional paid-in-capital		3,000,000	(3,167,927)	d	—
			2,947,844	c
			(100,000)	b
			(274,300)	e
			(2,405,617)	g

Accumulated deficit/members’ deficiency	(3,521,773)	(14,703,897)	(142,271)	a	(3,521,773)

			14,846,168	d

Total shareholders’/members’ deficiency	(3,521,773)	(25,656)	2,431,273		(1,116,156)

Total liabilities and shareholders’/ members’ deficiency	$208,108	$222,123	$(164,157)		$266,074

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2003

		Planet
	Allergy	Polymer	Pro Forma
	Free	Technologies	Adjustments		Pro Forma

Revenues	$2,258,213	$175,082	$(175,082)	a	$2,258,213

Operating Expenses:
Cost of revenues	756,513	4,707	(4,707)	a	756,513
General and administrative	586,217	390,549			976,766
Marketing	1,296,206				1,296,206

Total operating expenses	2,638,936	395,256	(4,707)		3,029,485

Loss from operations	(380,723)	(220,174)	(170,375)		(771,272)

Other income (expense)	(193,412)	291,482	(15,086)	f	82,984

Net income (loss)	$(574,135)	$71,308	$(185,461)		$(688,288)

Net loss per common share					$(0.01)

Weighted average common shares outstanding - basic and diluted					129,265,854

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine months ended September 30, 2004

		Planet
	Allergy	Polymer	Pro Forma
	Free	Technologies	Adjustments		Pro Forma

Revenues	$978,471	$59,348	$(59,348)	a	$978,471

Operating Expenses:
Cost of revenues	347,451	4,501	(4,501)	a	347,451
General and administrative	572,388	429,843			1,002,231
Marketing	489,569				489,569

Total operating expenses	1,409,408	434,344	(4,501)		1,839,251

Loss from operations	(430,937)	(374,996)	(54,847)		(860,780)

Other income (expense)	(161,698)	10,715	(11,315)	f	(162,298)

Net loss	$(592,635)	$(364,281)	$(66,162)		$(1,023,078)

Net loss per common share					$(0.01)

Weighted average common shares outstanding — basic and diluted					129,265,854

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALLERGY FREE, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     (1) DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On March 18, 2004, Planet Polymer Technologies, Inc. (“Planet”) and Allergy Free, L.L.C. (“Allergy”) entered into an Asset Purchase Agreement (the “Agreement”), further amended on June 11, 2004 and October 6, 2004, in which Planet acquired all assets of Allergy for which Planet provided the following consideration: a subordinated note in the principal amount of $274,300 bearing interest at 5.5% per annum and due and payable within three years and 82,732,970 shares of common stock of Planet. As a result, after the closing of the Agreement and the conversion of the notes and related interest, the stockholders of Allergy will own approximately 92.7% of the voting shares of Planet. Since the stockholders of Allergy received the majority of the voting shares of Planet, Allergy will be the accounting acquirer (legal acquiree) and Planet will be the accounting acquiree (legal acquirer). Since at the closing Planet was a non-operating shell corporation no longer meeting the definition of a business as defined by EITF Consensus 98-3, the transaction will be accounted for as a recapitalization of Allergy. This transaction is equivalent to Allergy issuing stock for the net liabilities of Planet, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic carrying values of the assets and liabilities. Additionally, any direct costs of the transaction are charged to equity, but only to the extent of Planet’s cash. Costs in excess of cash received are charged to expense.

     (2) PRO FORMA ADJUSTMENTS

(a)	Immediately prior to the closing, Planet distributed to a trustee for the benefit of Planet shareholders of record as of September 30, 2004, $30,000 cash and the right to receive all royalties payable to Planet pursuant to those certain sale and licensing agreements between Planet and Agway, Inc., related to Planet’s Fresh Seal® and Optigen® technology and that certain purchase, sale and license agreement between Planet and Ryer Enterprises, LLC, relating to Planet’s AQUAMIM® technology. Accordingly, the assets, liabilities, revenues and expenses related to the assets being distributed have been removed from the pro forma condensed combined amounts.

(b)	To record the estimated additional costs of completing the transaction and to write off the costs of the transaction with a portion being charged to Additional Paid in Capital equal to the cash of Planet being transferred to the continuing entity.

(c)	The transaction is structured as a purchase of the assets and assumption of certain liabilities of Allergy by Planet, but the transaction will be accounted for as a recapitalization of Allergy. This entry removes the liabilities that are to remain with Allergy Free LLC after the transaction thereby treating such debt as a capital contribution to Allergy. Interest expense associated with this debt has not been removed from the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2003 or nine months ended September 30, 2004 to reflect the fact that historically Allergy has financed its operations through borrowings and that it is presumed some level of borrowings will be needed in the future to support future operations. The actual amount of interest that may be incurred to finance operations may be different from the amount presented.

ALLERGY FREE, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d)	To eliminate the historical stockholders’ equity accounts of Planet, the accounting acquiree. This adjustment also includes an adjustment to additional paid in capital of $167,927 representing the net liabilities of Planet to be assumed by Allergy.

(e)	To record the issuance of a subordinated note in the principal amount of $274,300 bearing interest at 5.5% per annum and due and payable within three years. This amount is due to Allergy Free LLC and, after issuance, represents an asset of Allergy that is not being transferred in the merger.

(f)	To record interest expense associated with the debt issued in the acquisition.

(g)	To transfer the balance in the Additional Paid in Capital account to Common Stock to reflect the fact that the common stock of the surviving entity has no par value.

(3)	SHAREHOLDERS’/MEMBERS’ DEFICIENCY RECONCILIATION

The following is a reconciliation of Allergy’s members’ deficiency prior to the merger transaction to shareholders’/members’ deficiency as reported in these pro forma condensed combined financial statements:

		Additional
	Common	Paid-in	Members’
	Stock	Capital	Deficiency	Total

Allergy’s members’ deficiency at September 30, 2004			$(3,521,773)	$(3,521,773)

Allergy’s long-term debt and interest payable excluded from this transaction		$2,947,844		2,947,844

Net liabilities of Planet assumed in transaction		(167,927)		(167,927)

Estimated costs of the Transaction		(100,000)		(100,000)

Debt issued in connection with this transaction		(274,300)		(274,300)

Transfer balance of Additional Paid-in Capital to Common Stock	$2,405,617	(2,405,617)

Pro forma shareholders’/members’ Deficiency	$2,405,617	$—	$(3,521,773)	$(1,116,156)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.

Dated: February 14, 2005	By:	/s/ Scott L. Glenn

Scott L. Glenn
Chief Executive Officer and President